SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2003

IMCLONE SYSTEMS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19612	04-2834797
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Varick Street, 6th Floor,
New York, New York 10014
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (212) 645-1405

Item 5. Other Events

          On August 14, 2003, ImClone Systems Incorporated issued a press release announcing its submission of a Biologics License Application to the U.S. Food and Drug Administration for the approval of ERBITUX™ (cetuximab), in combination with irinotecan, for the treatment of patients with EGFR-expressing irinotecan-refractory metastatic colorectal cancer. The text of the press release, which is attached as Exhibit 99.1, is incorporated by reference in its entirety.

Item 7. Exhibits

          (c) Exhibits

99.1	Press Release dated August 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImClone Systems Incorporated

By:	/s/ Clifford R. Saffron
Name: Title:	Clifford R. Saffron Senior Vice President, Legal and General Counsel

Date: August 18, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 14, 2003